                                                                   EXHIBIT 10.33



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                     _____________________________________




                                LEASE AGREEMENT



                     _____________________________________



                              Property Located at
                              5660 Central Avenue,
                            Boulder, Colorado 80301

                                    Between
                    Technical Building Company ("Landlord")
                                      and
                  American Coin Merchandising, Inc. ("Tenant")



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
                                     INDEX

                                                                                                       Page
                                                                                                       ----
1.       PROPERTY - LEASED PREMISES   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
2.       TERM   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
3.       OPTION TO EXTEND   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
4.       RENT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (a)     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (b)     Annual Escalation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         (c)     Minimum Rent Increase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
5.       SECURITY DEPOSIT   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
6.       TAXES            . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
7.       UTILITIES        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
8.       MAINTENANCE AND REPAIRS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         (a)     Landlord Direct Maintenance Responsibilities . . . . . . . . . . . . . . . . . . . . .   4
         (b)     Tenant Direct Maintenance Responsibilities . . . . . . . . . . . . . . . . . . . . . .   4
9.       HOLDING OVER     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
10.      MODIFICATIONS OR EXTENSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
11.      ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY  . . . . . . . . . . . . . . . . . . . . .   5
12.      APPROVAL OF CHANGES - SIGNS - LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
13.      USE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
14.      PROTECTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
15.      LIABILITY FOR OVERLOAD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
16.      INSURANCE        . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
17.      FIRE REGULATIONS - RESPONSIBILITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
18.      ASSIGNMENT OR SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
19.      REPLACEMENT OF BUILDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
20.      INSPECTION BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
21.      DEFAULT - REMEDIES OF LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
22.      DEFAULT AND ABANDONMENT - REMEDIES OF LANDLORD . . . . . . . . . . . . . . . . . . . . . . . .   10
23.      BANKRUPTCY       . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
24.      INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
25.      WARRANTY OF TITLE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
26.      ACCESS           . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
27.      DEVELOPMENT OF PROPERTY - RIGHTS OF LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . .   11
28.      EMINENT DOMAIN   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
29.      SUBORDINATION    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
30.      INTEREST ON PAST DUE OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
31.      LATE CHARGE      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
32.      MEMORANDUM OF LEASE - RECORDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
33.      ENVIRONMENTAL MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (a)     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (1)    Hazardous Material  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (2)    Environmental Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                 (3)    Environmental Damages   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         (b)     Tenant's Obligation to Indemnify, Defend and Hold Harmless . . . . . . . . . . . . . .   14
         (c)     Notification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         (d)     Negative Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
                 (1)    No Hazardous Material on Premises   . . . . . . . . . . . . . . . . . . . . . .   15
                 (2)    No Violations of Environmental Requirements   . . . . . . . . . . . . . . . . .   15
         (e)     Right to Inspect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

         (f)     Right to Remediate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (g)     Obligation to Remediate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         (h)     Landlord's Obligation to Indemnify, Defend and Hold Harmless . . . . . . . . . . . . .   16
34.      NO WAIVER OF BREACH  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
35.      NOTICE PROCEDURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
36.      CONTROLLING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
37.      BINDING UPON SUCCESSORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
38.      MISCELLANEOUS    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
39.      ADDITIONAL PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (a)     Parking; Resurfacing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (b)     Option on Adjacent Space . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         (c)     Condition of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (d)     Attorney Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         (e)     Approval of Tenant Finish  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
40.      DEFAULT BY LANDLORD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

                                LEASE AGREEMENT


         THIS LEASE AGREEMENT is dated effective as of January 28, 1997, between TECHNICAL BUILDING COMPANY ("Landlord") and AMERICAN COIN
MERCHANDISING, INC., d/b/a SUGARLOAF CREATIONS, INC. ("Tenant").

                              W I T N E S S E T H:

         In consideration of the covenants, terms, conditions, agreements, and payments as hereinafter set forth, the parties hereto covenant and agree as follows:

         I. PROPERTY - LEASED PREMISES. Upon the terms and conditions set forth herein, Landlord hereby leases unto Tenant and Tenant leases from Landlord that certain commercial / office / warehouse property located at 5660 Central Avenue, Boulder, CO 80301, as schematically represented on "Exhibit A" attached hereto and incorporated herein by reference, consisting of approximately 18,176 square feet (measured to the outside of exterior walls, the center of interior perimeter walls, exclusive of mechanical or plumbing chases, inclusive of the first floor stair well and staircase footprint and exclusive of the second floor stair well and footprint) (hereafter referred to as the "Premises").

         2. TERM. The term of this Lease shall commence on the later to occur of (i) at 12:01 a.m. on January 15, 1997, (ii) five (5) business days following the vacation of the Premises by Etta Industries, Inc. (if Etta Industries has not vacated the premises by January 15, 1997), or (iii) receipt of the City of Boulder building permit discussed at Section 11.(a) below (the "Lease Commencement Date"). Tenant acknowledges that the Premises are as of the date of this Lease occupied by Etta, which has indicated to Landlord that it will vacate the Premises and relocate to space adjoining the Premises on or before January 15, 1997. Landlord and Tenant acknowledge that this Lease shall terminate without liability to either party if Etta should fail to vacate the Premises on or before February 15, 1997. Unless terminated as herein provided for, or extended pursuant to Section 0 of this Lease, this Lease shall end five years after the Lease Commencement Date.

         3. OPTION TO EXTEND. Upon full and complete performance by Tenant of all the terms, covenants, and conditions herein contained and payment of all rent due under the terms hereof, Tenant shall be given the option to renew this Lease for an additional term of five (5) years, on the terms and conditions set forth in this Lease, except that the base monthly rent shall be adjusted as set forth below. In the event Tenant desires to exercise said option, Tenant shall give written notice of such fact to Landlord not less than six (6) months prior to the expiration of the primary term of this Lease. Upon Landlord's receipt of Tenant's election to extend the term for an additional five year period, Landlord and Tenant shall negotiate in good faith regarding the base rent for such extended term. If the parties reach agreement on such revised base rent for the extended term, they shall execute an amendment to this Lease stating the base rent through the extended term. If Landlord and Tenant are unable to agree on the base rent for the extended term within thirty (30) days of Tenant's written election to extend the Lease term, then at the written election of either Landlord or Tenant, the parties shall within ten (10) business days of such election select a mutually acceptable appraiser (skilled in the appraisal of Boulder commercial office/industrial real estate) to determine the then fair market base monthly gross rent for the Premises. The appraiser so selected shall render such appraisal with thirty
(30) days of selection, which appraisal shall be binding on the parties, and with the cost of such appraisal to be split equally between the parties. If Landlord and Tenant cannot agree upon a mutually acceptable appraiser within the ten (10) business day period following election to submit the matter to appraisal, then Tenant's election to extend the term shall be of no effect and this Lease shall expire at the end of the initial term.

         The base monthly rent as determined under this Section 0 shall be subject to adjustment as provided in Section 0 below, and shall be payable as herein provided for. In the event of an extended term, any funds retained by Landlord at the end of the initial term as herein provided for shall continue to be so held subject to the same terms and conditions.

         4. RENT. Subject to suspension as set forth in Section 0(a) below, Tenant shall pay the base rent including any escalation provided for in
Section 0, at the address set forth in Section 0 of this Lease, without prior notice or demand, on the Lease Commencement Date (prorated for any partial month) and on or before the first day of each successive calendar month during the Lease term. Tenant shall pay to Landlord, at the address of Landlord as herein set forth, the following as rent for the Premises:

                 (a) Base Rent. The base rent for the initial five (5) year term hereof shall be $677,056.00, payable in monthly installments (base monthly rent of $11,284.27) in advance on the first day of each month during the term hereof. The base rent for the extended term (if this Lease is extended under Section 0 above) shall be the aggregate base monthly rent for such extended term.

                 (b) Annual Escalation. Subject to the minimum rent increase per Section 0 below, as of each annual anniversary date of this Lease, the base monthly rent due under the terms hereof shall be increased by an amount equal to the amount arrived at by multiplying the percentage increase in
(i) the Cost of Living Index for "All Urban Consumers, All Items, Boulder/Denver" (the "Index") for the six-month period (January-June) preceding the anniversary date, from (ii) the Index for the six-month period,

January-June 1996, times the then payable monthly rent. The increased monthly rent as so determined shall commence as of the first day of the month immediately following the annual anniversary date and shall continue until readjusted as herein provided. In the event of an extended term pursuant to
Section 0 above, the percentage increase in the "Index" shall be measured from the Index for the six-month period, January-June, 2001.

                 (c) Minimum Rent Increase. Notwithstanding any provision herein contained, the base monthly rent due under the terms hereof shall at no time be less than, as to the initial term, the original base rent provided for in Section 0 above and as to an extended term, the base rent determined under
Section 0 above, and the annual adjustment in the base monthly rent as set forth in Section 0 above shall at no time be less than four percent (4%) per year over the previous year's base monthly rent.

         5. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $10,000 as a security deposit. This security deposit shall be held by Landlord in an interest-bearing account as security for the faithful performance of Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease term. Any accrued interest shall be paid to Tenant at each anniversary of this Lease by applying such amount as a credit toward the next payment of base rent under this Lease. If Tenant defaults with respect to any provision of this Lease, including, but not limited to the provisions relating to the payment of rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, Landlord shall be entitled to satisfy any monetary damage or expense suffered thereby from the security deposit. If Tenant fully and faithfully performs every provision of this Lease to be performed by it, the security deposit or any balance remaining and all accrued interest shall be returned to Tenant on termination of the Lease.

         6.      TAXES.

                 (a) Landlord shall pay all general real estate taxes which are assessed, imposed or become a lien upon the Premises.

                 (b) Tenant covenants and agrees to pay, or cause to be paid, before any fine, penalty, interest or cost may be added thereto, all license and franchise taxes of Tenant.

                          (1) Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained in the Premises or elsewhere.
                          (2) If any of Tenant's personal property shall be assessed with Landlord's real property, Tenant shall pay to Landlord the taxes attributable to Tenant's personal property within ten (10) business days after receipt of written statement setting forth the taxes applicable to Tenant's property.

         7. UTILITIES. Utility services to the Premises, including gas, electricity and telecommunications, shall be contracted directly in the name of Tenant, and Tenant shall be solely responsible for the direct payment of all utility fees and service charges for such utilities. Landlord, however, shall contract for and pay for the cost of water and sewer service to the Premises.

         8.      MAINTENANCE AND REPAIRS.

                 (a) Landlord Direct Maintenance Responsibilities. Landlord shall be responsible for and shall pay for all maintenance and repairs to the following elements of the Premises: roof, the exterior walls, the common areas, the equipment used exclusively for the common areas, the heating, air conditioning, electrical, plumbing and non-Tenant installed building ventilation systems, and items of a purely structural nature ("Landlord's Elements"), unless caused in part or in whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees, and invitees, in which case Tenant shall at Tenant's sole cost and expense, make such repairs and replacements as are necessary to maintain such structural portions in a good condition. Landlord shall also be responsible for maintenance and repairs to the parking lot and landscaping adjacent to the Premises and for snow and ice removal. There shall be no abatement of rent or liability to Tenant on account of interference with Tenant's business with respect to any improvements, alterations or repairs made by Landlord to the Premises in connection with its duties under this Section 0. Tenant may give written notice to Landlord of Landlord's failure to perform its required duties under this Section 0. If after thirty (30) days' written notice, Landlord fails to commence such necessary maintenance and repairs and diligently pursue completion of same, Tenant may elect to effect the maintenance and repairs in a reasonable manner and the reasonable costs of the maintenance and/or repairs shall be reimbursed by Landlord within five (5) working days of Landlord's receipt from Tenant of a statement of such costs. If, however, Landlord's failure to repair, replace or maintain Landlord's Elements to which a notice of failure to perform has been delivered by Tenant, unreasonably interferes with Tenant's business, then such costs of maintenance or repairs may be applied by Tenant to reduce the base rent due to Landlord for the following month.

                 (b) Tenant Direct Maintenance Responsibilities. Subject to the provisions of Section 0 above, Tenant shall at its expense keep in good order, condition and repair the Premises and every part thereof, including all lighting facilities and equipment within the Premises, fixtures, built-ins, interior walls and interior surface of exterior walls, floor coverings, ceilings, windows, doors and plate glass located within the Premises. Tenant agrees, in its normal course of business, not to do anything to damage or deteriorate the structure, plumbing, electrical, heating and ventilation systems, fixtures, windows, doors and interior of the Premises (normal wear and tear excluded), and agrees to return the Premises at lease termination in substantially as good condition as when received (normal wear and tear excluded). Landlord may give written notice to Tenant of Tenant's failure to perform its required duties under this Section 0. If after thirty (30) days' written notice, Tenant fails to diligently perform and complete its required duties under Section 0, Landlord may elect to perform such duties and the reasonable costs incurred shall constitute additional rent due and payable to Landlord within five (5) business days after such amounts are disclosed to Tenant.

         9. HOLDING OVER. If, after expiration of the term of this Lease, Tenant shall remain in possession of the Premises and continue to pay rent without a written agreement as to such possession, then Tenant shall be deemed a month-to-month Tenant and the rent rate during such holdover tenancy shall be equivalent to the monthly rent paid for the last month of tenancy under this Lease.

         10. MODIFICATIONS OR EXTENSIONS. No holding over by Tenant shall operate to renew or extend this Lease without the written consent of Landlord given in conformity with requirements of any provision of the laws of the State of Colorado which may relate to such renewal or extension. No modification of this Lease shall be binding unless endorsed hereon or attached hereto and signed by the respective parties.

         11.     ALTERATION - CHANGES AND ADDITIONS - RESPONSIBILITY.

                 (a) Tenant shall not make any alterations, additions, or improvements to the exterior, roof or structural elements of the Premises (including, but not limited to, painting and signs) without Landlord's prior written consent, which may not be unreasonably withheld or delayed. Tenant will be making internal alterations and improvements to the Premises, at Tenant's expense, and subject to Landlord's prior written approval (not to be unreasonably withheld) commencing with the Lease Commencement Date ("Tenant Finish"). All work done by Tenant shall conform to appropriate federal, city, county and state building codes and health standards and Tenant shall be responsible for obtaining and paying for building permits. If in connection with construction of Tenant Finish, it shall become necessary to make improvements or repairs to the Premises, other than such Tenant Finish, in order to bring the Premises (or the building in which the Premises are located) into compliance with currently applicable federal, city, county or state building codes or health standards, including but not limited to, fire sprinklers and other fire code requirements (collectively, "Code Mandated Improvements"), and any ADA compliance matters (as set forth in Section 11.(c) below) ("ADA Improvements"), such additional Code Mandated Improvements and ADA Improvements shall be paid by Landlord. Landlord and Tenant agree that to the extent reasonably possible all Tenant Finish and Code Mandated Improvements and ADA Improvements shall be completed at the same time. If such Code Mandated Improvements and ADA Improvements cannot be completed at the same time as Tenant Finish, then the rent due hereunder shall be suspended until any Code Mandated Improvements and ADA Improvements which would unreasonably interfere with Tenant Finish are completed.

                 (b) At the end of this Lease, Tenant shall, if it is not then in default hereunder, have the right to remove its inventory, furnishings, equipment and trade fixtures from the Premises provided that it repair all damage done to the Premises in accomplishing removal so as to leave the Premises in good condition. Landlord shall have the option to require Tenant to remove any or all such fixtures, equipment, additions, and/or alterations, whether to the exterior or interior, which were not approved in writing by Landlord and restore the Premises to the condition existing immediately prior to such unapproved change and/or installation, normal wear and tear excepted, all at Tenant's cost and expense.

                 (c) Landlord shall be solely responsible for complying with all requirements relating to new construction and alterations to public accommodations and commercial facilities as described and defined in Subchapter III of the Americans with Disabilities Act of 1990 and the regulations promulgated thereunder, as they may be amended (the "ADA"), with respect to the Premises. Tenant shall be solely responsible for complying with all such ADA requirements with respect to Tenant's furniture, fixtures and equipment, and for providing auxiliary aids and services to accommodate specific needs of disabled employees, licensees, and invitees of Tenant.

         12.     APPROVAL OF CHANGES - SIGNS - LIENS.

                 (a) Landlord must approve in writing any sign to be placed on the Premises, regardless of size or value, and any improvements, additions, alterations and/or changes to the Premises in excess of Two Thousand Dollars ($2,000.00), which approval shall not be unreasonably withheld. Landlord shall have the right to require Tenant's contractor(s) to furnish adequate lien waivers on work completed to both Tenant and Landlord. Landlord reserves the right to post notice in the Premises that Landlord is not responsible for payment of the work performed.

                 (b) Tenant expressly covenants and agrees that it will, during the term hereof, promptly remove or release, by the posting of a bond or otherwise, as required or permitted by law, any lien attached to or upon the Premises or any portion thereof by reason of any act or omission on the part of Tenant, and it hereby expressly agrees to save and hold harmless Landlord from or against any such lien or claim of lien. In the event any such lien does attach, or any claim of lien is made against the Premises, which may be occasioned by any act or omission upon the part of Tenant, and it is not thus released within thirty (30) days after notice thereof, Landlord, in its sole discretion, (but nothing herein contained shall be construed as requiring it so to do) may pay and discharge such lien and relieve the Premises from such lien, and Tenant agrees to pay and reimburse Landlord upon demand for any expense which may be incurred by Landlord in connection with such lien or claim, including reasonable attorney's fees.

         13. USE OF PREMISES. Tenant shall use the Premises for office, manufacturing and warehouse space and other related uses and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything on the Premises which will in any way increase the existing rate of or affect any fire or other insurance upon the building or any of its contents, or cause cancellation of any insurance policy covering the building or Premises or any part thereof or any of its contents. Tenant shall not allow the Premises to be used for any improper, unlawful or objectionable purposes, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Any items stored outside on the Premises, and the manner of storage thereof, shall be in strict compliance with the Declaration referenced in Section 0 below.

         14. PROTECTIVE COVENANTS. Tenant shall be bound by all of the terms, conditions, and restrictions set forth in the Declaration of Covenants of Flatiron Industrial Park, Filing No. 1, recorded February 8, 1972, at Film 760, Reception No. 06743 of the Boulder County Records, a complete copy of which Declaration has been provided to Tenant by Landlord. In the event of any such violation by Tenant, Landlord may, at its option, take any action, reasonable or appropriate, to correct such violation, and Tenant shall be responsible for all costs and expenses incurred by Landlord to correct such violations. In the alternative, Landlord may, at its option, notify Tenant in writing of such violation. In the event Tenant fails to correct such violation within ten (10) business days from the date of mailing of such written notice to Tenant, Landlord may terminate this Lease.

         15. LIABILITY FOR OVERLOAD. Tenant shall be liable for the cost of any damage to the Premises or the building or the sidewalks and pavements adjoining the same which results from the movement of heavy articles. Tenant shall not overload the floors or any part of the Premises.

         16.     INSURANCE.

                 (a) Landlord shall obtain and keep in force during the term of this Lease policies insuring Landlord for:

                          (1) Comprehensive public liability, insuring against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto, in an amount of not less than $1,000,000 for injury or death of one person and $2,000,000 aggregate and not less than $100,000 for personal property damage per accident; and

                          (2) Fire and extended coverage, covering the Premises against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "extended coverage."

                 (b) Tenant shall carry and pay for comprehensive public liability insurance including property damage and worker's compensation insurance, insuring Tenant against liability for injury to persons or property occurring in or about the Premises leased by Tenant or arising out of the ownership, maintenance, use or occupancy thereof. The liability under such insurance shall not be less than $1,000,000 for any one person injured or killed and not less than $2,000,000 aggregate and not less than $100,000 for personal property damage per accident.

                 (c) All such policies of insurance shall be from carriers having a rating of A+ or better in "Best's Insurance Guide". Landlord and Tenant shall provide to the other copies of policies of insurance required herein or certificates evidencing the existence and amounts of such insurance. No policy shall be cancelable or subject to reduction of coverage except after ten (10) business days prior written notice to Landlord and Tenant. Landlord shall be listed as an additional insured and additional loss payee on the insurance required to be maintained by Tenant. All such policies shall be written as primary policies not contributing with and not in excess of coverage which Landlord may carry.

                 (d) Landlord and Tenant each hereby release and relieve the other and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this
Section 0, which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors or invitees. Landlord and Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

         17.     FIRE REGULATIONS - RESPONSIBILITY.  Subject to

Landlord's obligation to pay for Code Mandated Improvements, it shall be Tenant's sole and exclusive responsibility to meet all fire regulations of any governmental unit having jurisdiction over the Premises as such regulations affect Tenant's operations, at Tenant's sole expense.

         18.     ASSIGNMENT OR SUBLETTING.

                 (a) Except as provided in Section 0, Tenant may not assign the Lease or sublet the Premises without the written consent of Landlord, which consent shall not be unreasonably withheld.

                 (b) Tenant may assign this Lease to any entity which controls, is controlled by or is under common control with Tenant, or to any entity resulting from the merger or consolidation with Tenant, or to any entity which acquires all the assets of Tenant as a going concern of the business being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease.

                 (c)      No such assignment or subletting pursuant to this
Section 0 shall relieve Tenant of any of its obligations hereunder, and performance of the covenants herein by assignees or subtenants shall be considered as performance pro tanto by Tenant.

         19. REPLACEMENT OF BUILDING. If the Premises are damaged or destroyed by fire at any time after the date of this Lease, or if, after such date, said Premises are damaged or destroyed through any cause not directly attributable to the negligence of Tenant, Landlord shall proceed with due diligence to repair or restore the same to the same condition as existed before such damage or destruction, and as soon as possible thereafter will give possession to Tenant of the Premises without diminution or change of location. Notwithstanding the foregoing, in case of the total destruction of the Premises by fire, or in case the Premises are so badly damaged that, in the opinion of Landlord, it is not feasible to repair or rebuild the same, then, and in that event, Landlord shall have the right to terminate this Lease instead of rebuilding the improvements; provided, however, that Landlord shall give Tenant written notice of Landlord's intention to terminate, such notice to be served not later than thirty (30) business days after the occurrence of the damage to the Premises. In the event the Premises are rendered temporarily untenantable because of fire or other casualty, base monthly rent shall abate until the Premises are restored to their former condition. It is further agreed, however, that the replacement or repair of any portion of the Premises damaged in connection with any burglary or other forcible entry into the Premises or damage directly attributable to the negligence of Tenant other than damage caused by fire, shall be at the sole expense of Tenant.

         20. INSPECTION BY LANDLORD. Landlord, or its authorized representative, and/or any lender or prospective lender, shall have the right to enter the Premises during the Lease term at all reasonable times during usual business hours for purposes of inspection, and/or the performance of any work therein. Landlord shall have the right to enter the Premises and show the same to a prospective tenant during the last ninety (90) days of this Lease.

         21.     DEFAULT - REMEDIES OF LANDLORD.

                 (a) If after thirty (30) business days written notice of default (ten (10) business days in the case of a monetary default) Tenant shall remain in default in the payment of rent or in the keeping of any of the terms, covenants, or conditions of this Lease to be kept and/or performed by Tenant, Landlord may immediately, or at any time thereafter declare this Lease terminated and reenter the Premises, remove all persons and property therefrom, without being liable to indictment, prosecution for damage therefor, or for forcible entry and detainer, and repossess and enjoy the Premises, together with all additions thereto or alterations and improvements thereof. Landlord may, at its option, elect to treat this Lease as still in effect and relet the Premises or any part thereof for the account of Tenant. Landlord shall receive and collect the rents therefor and apply the same first to the payment of such expenses as Landlord may have incurred in recovering possession and for putting the same in good order and condition for rerent, and expense and commissions and charges paid by Landlord in reletting the Premises. Any such reletting may be for the remainder of the term of this Lease or for a longer or shorter period. Whether or not the Premises or any part thereof be relet, Tenant shall pay Landlord the rent and all other charges required to be paid by Tenant up to the time of the expiration of this Lease or of such recovered possession, as the case may be, and thereafter, Tenant, if required by Landlord, shall pay to Landlord until the end of the term of this Lease, the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net amount received by Landlord for such reletting, if any.
If the Premises shall be reoccupied by Landlord, then, from and after the date of repossession, Tenant shall be discharged of any obligations to Landlord under the provisions hereof for the payment of rent.

                 (b) In the event of any default by Tenant which is not timely cured, and regardless of whether the Premises shall be relet or possessed by Landlord, any fixtures, additions, furniture, and the like then on the Premises may be retained by Landlord.

                 (c) In the event of a default by Tenant in the performance of any of its duties and obligations hereunder, Tenant shall pay all costs incurred by Landlord in the enforcement of the provisions of this Lease (including this provision) as against said Tenant, said costs to include reasonable attorneys' fees whether or not litigation is commenced.

         22. DEFAULT AND ABANDONMENT - REMEDIES OF LANDLORD. In the event Tenant is in default under the terms hereof, and has abandoned the Premises, Landlord shall have the right to remove all Tenant's property from the Premises and dispose of said property in a commercially reasonable manner , all at the cost and expense of Tenant and without liability of Landlord for the actions so taken.

         23. BANKRUPTCY. If at any time during the term hereof Tenant shall file a voluntary petition in Bankruptcy, or if an involuntary petition in Bankruptcy shall be filed against Tenant if the same shall not be dismissed within thirty (30) days, or if Tenant makes an assignment for the benefit of creditors, or if a receiver shall be appointed for Tenant, then Landlord may, at its option, in any of such events, immediately take possession of the Premises and terminate this Lease. Upon such termination, all installments of rent earned to the date of termination and unpaid shall at once become due and payable, and in addition thereto Landlord shall have all rights provided by the Bankruptcy Code relative to the proof of claims on an anticipatory breach on an executory contract.

         24. INDEMNIFICATION. Tenant agrees to indemnify and hold Landlord harmless from any claims, damages, liens, or judgments that may be filed, entered or asserted against it by virtue of Tenant's use of the Premises or by virtue of any act of Tenant, its agents, servants, contractors, licensees, invitees, or employees. Landlord agrees to indemnify and hold Tenant harmless from any claims, damages, liens, or judgments that may be filed, entered or asserted against it by virtue of Landlord's use of the Premises or by virtue of any act of Landlord, its agents, servants, contractors, licensees, invitees, or employees. The obligations of Landlord and Tenant in this Section 0 shall survive the expiration or termination of this Lease.

         25. WARRANTY OF TITLE. Landlord covenants it has the legal right to lease the Premises in the manner described herein and that Tenant shall peaceably and quietly have, hold, occupy, and enjoy the Premises during the term of the Lease.

         26. ACCESS. Landlord shall provide Tenant non-exclusive access through and across land owned by Landlord to the Premises. Landlord shall have the right to designate, during the term of this Lease, non-exclusive roadways, sidewalks, and other common facilities of which the Premises are a part.

         27. DEVELOPMENT OF PROPERTY - RIGHTS OF LANDLORD. Landlord does reserve, during the term of this Lease, the right to go upon and deal with the Premises or part thereof for the purpose of implementing a common development plan for the project of which the Premises are a part, and to install non-exclusive roadways and other street improvements for use by vehicles, pedestrians, and for parking; to undertake such drainage programs to handle underground and surface drainage water and to make any other changes and/or improvements as Landlord shall deem advisable in the exercise of its sole discretion; provided, however, any such action by Landlord shall not unreasonably interfere with the rights of Tenant hereunder.

         28. EMINENT DOMAIN. The parties agree that Landlord shall have complete freedom of negotiation and settlement of all matters pertaining to the acquisition of all or part of Premises by any public or quasi-public authority. It is understood and agreed that any financial settlement respecting land and/or building to be taken, whether resulting from negotiation and agreement or condemnation proceedings, shall be the exclusive property of Landlord, there being no sharing whatsoever between Landlord and Tenant of any sum received in settlement. If any part of the Premises in excess of twenty-five percent (25%) of the area of the Premises is taken or condemned for a public or quasi-public use (or any transfer is made in lieu thereof), either party hereto shall have the right, at its option, to terminate this Lease. If either (i) less than twenty-five percent (25%) of the land area of the Premises is taken, or (ii) more than twenty-five (25%) percent of the land area of the Premises is taken and neither party elects to terminate the Lease, the rent payable hereunder shall be equitably adjusted. Neither Landlord nor Tenant shall have any claim against each other for the value of the unexpired Lease. The taking of land, as noted herein, shall not be considered as a breach of this Lease by Landlord, nor give rise to any claims in Tenant for damages or compensation from Landlord.

         29. SUBORDINATION. Tenant agrees that its Lease rights will be subordinate to those of any lending institution making any loan upon the real property which is part of the Premises. Tenant further agrees to sign reasonable documents reflecting this subordination when and if requested by Landlord. If Tenant fails to execute and deliver such documents, Tenant irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such documents on Tenant's behalf. In the event of subordination of this Lease, at Tenant's request, Landlord shall obtain a nondisturbance agreement from the superior lien holder protecting Tenant's rights under this Lease.

         30. INTEREST ON PAST DUE OBLIGATIONS. Any amount due to Landlord not paid within five (5) business days of when due shall bear interest at one and one-half (1 1/2) percent per month computed on a daily basis from due date until paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

         31. LATE CHARGE. If any rent, additional rent or other charges due to Landlord are not paid within five (5) business days of when due, Landlord and Tenant agree that Landlord will incur additional administration and economic expenses and inconvenience, the amount of which will be difficult to determine. Accordingly, notwithstanding the interest charge payable pursuant to Section 0, Tenant shall pay Landlord an additional late charge in the amount of $500.00.

         32. MEMORANDUM OF LEASE - RECORDING. This Lease shall not be recorded in the office of the County Clerk and Recorder of Boulder County. In order to effect public recordation, the parties hereto may, at the time this Lease is executed, agree to execute a Memorandum of Lease incorporating therein by reference the terms of this Lease, but deleting therefrom any expressed statement or mention of the amount of rent herein reserved, which instrument may be recorded by either party in the office of the Clerk and Recorder of Boulder County.

         33.     ENVIRONMENTAL MATTERS.

                 (a)      Definitions.

                          (1) Hazardous Material. Hazardous Material means any substance:

                                  (i)      which is or becomes defined as a
                 "hazardous material," "hazardous waste," "hazardous substance," "regulated substance," pollutant or contaminant under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto; or

                                  (ii)     the presence of which on the
                 Premises causes or threatens to cause a nuisance upon the Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Premises or requires investigation or remediation under any federal, state or local statute, regulation, rule, order, or ordinance or amendments thereto.

                                  (2)      Environmental Requirements.
         Environmental Requirements means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorization, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities, of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

                                  (3)      Environmental Damages.
         Environmental Damages means all claims, judgments, injuries, damages

         (including without limitation damages for diminution in the value of the Premises and adjoining property and for the loss of business from the Premises and adjoining property), losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of "Hazardous Material" upon, about, beneath the Premises or migration or threatening to migrate to or from the Premises or the existence of a violation of "Environmental Requirements" pertaining to the Premises.

                 (b)      Tenant's Obligation to Indemnify, Defend and Hold
Harmless.

                          (1)     Tenant, its successors, assigns and
         guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all "Environmental Damages" arising from activities of Tenant or its employees, agents, or invitees which (a) result in the presence of "Hazardous Materials" upon, about or beneath the Premises or migrating to or from the Premises, or (b) result in the violation of any "Environmental Requirements" pertaining to the Premises and the activities thereon:

                                  (i)       Landlord;

                                  (ii)      any other person who acquires a
                          portion of the Premises in any manner, including but not limited to through purchase, at a foreclosure sale or otherwise through the exercise of the rights and remedies of Landlord under this Agreement; and

                                  (iii) the directors, officers, shareholders,
                          employees, partners, members, managers, agents, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, and assigns of such persons.

                          (2) This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Tenant, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Landlord.

                          (3) The obligations of Tenant in this Section 0 shall survive the expiration or termination of this Lease.

                 (c) Notification. If Tenant shall become aware of or receive notice or other communication concerning any actual, alleged, suspected or threatened violation of "Environmental Requirements," or liability of Tenant for "Environmental Damages" in connection with the Premises or past or present activities of any person thereon, or that any representation set forth in this Agreement is not or is no longer accurate, then Tenant shall deliver to Landlord, within ten (10) business days of the receipt of such notice, or communication or correcting information by Tenant, a written description of such information or condition, together with copies of any documents evidencing same.

                 (d)      Negative Covenants.

                          (1) No Hazardous Material on Premises. Except in strict compliance with all Environmental Requirements, Tenant shall not cause, permit or suffer any "Hazardous Material" to be brought upon, treated, kept, stored, disposed of, discharged, released, produced, manufactured, generated, refined or used upon, about or beneath the Premises or any portion thereof by Tenant, its agents, employees, contractors, tenants or invitees, or any other person without prior written consent of Landlord.

                          (2) No Violations of Environmental Requirements. Tenant shall not cause, permit or suffer the existence or the commission by Tenant, its agents, employees, contractors, or invitees, or by any other person of a violation of any "Environmental Requirements" upon, about or beneath the Premises or any portion thereof.

                 (e) Right to Inspect. Landlord shall have the right in its sole and absolute discretion, but not the duty, to enter and conduct an inspection of the Premises at any reasonable time to determine whether Tenant is complying with the terms of this Lease, including but not limited to the compliance of the Premises and the activities thereon with "Environmental Requirements" and the existence of "Environmental Damages." Tenant hereby grants to Landlord the right to enter the Premises and to perform such tests on the Premises as are reasonably necessary in the opinion of Landlord to conduct such reviews and investigations. Landlord shall use its best efforts to minimize interference with the business of Tenant but Landlord shall not be liable for any interference caused thereby.

                 (f) Right to Remediate. Should Tenant fail to perform or observe any of its obligations or agreements pertaining to "Hazardous Materials" or "Environmental Requirements," then Landlord shall have the right, but not the duty, without limitation upon any of the rights of Landlord pursuant to this Agreement, to enter the Premises personally or through its agents, consultants or contractors and perform the same. Tenant agrees to indemnify Landlord for the costs thereof and liabilities therefrom as set forth in Section 0 above.

                 (g)      Obligation to Remediate.

                          (1) Notwithstanding the obligation of Tenant to indemnify Landlord pursuant to this Lease Agreement, Tenant shall, upon demand of Landlord, and at its sole cost and expense, promptly take all actions reasonably necessary to remediate all Environmental Damages, excluding, however, any Environmental Damages which Landlord is required to remediate pursuant to Section 33(g)(2) below.

                          (2)     Landlord agrees to remediate all
         Environmental Damages (a) caused by Landlord, its agents, employees or invitees, or (b) not so caused but arising prior to the Lease Commencement Date hereof and not caused by Tenant, its agents, employees or invitees.

                 (h)      Landlord's Obligation to Indemnify, Defend and Hold
Harmless.

                          (1) Landlord, its successors, assigns and guarantors, agree to indemnify, defend, reimburse and hold harmless the following persons from and against any and all "Environmental Damages" arising from activities of Landlord or its employees, agents, or invitees, or which occurred prior to the Lease Commencement Date (and were not caused by Tenant, its agents, employees or invitees), which (a) result in the presence of "Hazardous Materials" upon, about or beneath the Premises or migrating to or from the Premises, or (b) result in the violation of any "Environmental Requirements" pertaining to the Premises and the activities thereon:

                                  (i)       Tenant; and

                                  (ii) the directors, officers, shareholders,
                          employees, partners, members, managers, agents, affiliates, lessees, mortgagees, trustees, heirs, devisees, successors, and assigns of such persons.

                          (2) This obligation shall include, but not be limited to, the burden and expense of defending all claims, suits and administrative proceedings (with counsel reasonably approved by the indemnified parties), and conducting all negotiations of any description, and paying and discharging, when and as the same become due, any and all judgments, penalties or other sums due against such indemnified persons. Landlord, at its sole expense, may employ additional counsel of its choice to associate with counsel representing Tenant.

                                  (3)      The obligations of Landlord in this
         Section 33(h) shall survive the expiration or termination of this Lease.

         34. NO WAIVER OF BREACH. No assent, expressed or implied, to any breach of any one or more of the covenants or agreements herein shall be deemed or taken to be a waiver of any succeeding or additional breach.

         35. NOTICE PROCEDURE. All notices, demands, and requests which may or are required to be given by either party to the other shall be in writing and shall be deemed to have been properly given if served on the other party or sent to the other party by United States certified mail, return receipt requested, properly sealed, stamped and addressed as follows:

                 Landlord:                 Technical Building Company
                                           c/o Mr. Gebhard Buggel
                                           P.O. Box 4792
                                           Boulder, CO  80306-4792

                 Tenant:                   American Coin Merchandising, Inc.
                                           d/b/a Sugarloaf Creations, Inc.
                                           c/o Jerome M. Lapin
                                           5660 Central Avenue
                                           Boulder, CO  80301

or at such other place as the parties may from time to time designate in a writing. Any notice given by mail shall be effective as of the date of mailing as shown by the receipt given therefor.

         36. CONTROLLING LAW. This Lease and all terms hereunder shall be construed consistent with the laws of the State of Colorado. Any dispute resulting in litigation hereunder shall be resolved in court proceedings instituted in Colorado and in no other jurisdiction.

         37. BINDING UPON SUCCESSORS. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and Tenant and their respective successors. This Lease shall be signed by the parties in duplicate, each of which shall be a complete and effective original Lease.

         38. MISCELLANEOUS. All marginal notations and section headings are for the purposes of reference and shall not affect the true meaning and intent of the terms hereof. Throughout this Lease, wherever the words, "Landlord" and "Tenant" are used they shall include and imply to the singular, plural, persons both male and female, companies, partnerships and corporations, and in reading said Lease, the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid shall be made in the same manner as though originally included in said Lease.

         39.     ADDITIONAL PROVISIONS.

                 (a) Parking; Resurfacing. Tenant shall be entitled to a minimum of two-thirds of the parking spaces in the parking lot immediately adjacent to the Premises. Landlord shall specify the location of such parking spaces on the lot after consultation with Tenant. Landlord agrees to resurface the parking lot on or before June 30, 1997.

                 (b) Option on Adjacent Space. Tenant shall have the first right to lease any additional space in the subject property. Landlord shall notify Tenant when a vacancy occurs and Tenant shall have fifteen (15) business days to accept the vacant space, under market terms and conditions. If Tenant does not notify Landlord in writing of its intent to lease the additional space, Landlord shall be free to begin negotiation with any other prospective tenant.

                 (c) Condition of Premises. Landlord agrees that, after the current tenant vacates the Premises and prior to the commencement date of this Lease, the carpets in the Premises will be steam-cleaned and appropriate touch-up painting will be done in the office areas. Landlord further agrees to remove any trash or rubbish and otherwise deliver the Premises to Tenant in a clean and useable condition on the commencement date of this Lease.

                 (d) Attorney Fees. In the event of any dispute arising out of or in connection with this Lease, the prevailing party shall be entitled to all reasonable costs and expenses incurred by such prevailing party, including reasonable attorney's fees.

                 (e) Approval of Tenant Finish. Tenant has together with Landlord prepared and submitted to the City of Boulder a building permit application regarding the Tenant Finish desired to be constructed by Tenant on the Property, and the City of Boulder has issued a letter indicating its approval of the building permit application, subject only to delivery of the name of the licensed contractor who will perform the work. Landlord may terminate this Lease if Tenant fails to submit the name of the licensed contractor who will perform the Tenant Finish installation to the City of Boulder on or before January 22, 1997. If after due submission of a licensed contractor name, the City of Boulder does not issue a building permit by January 24, 1997, or if the City of Boulder or other applicable governmental authorities reject Tenant's plans for Tenant Finish or require such modifications which are unacceptable to Tenant, then Tenant shall have the right to terminate this Lease by written notice to Landlord no later than January 28, 1997. Upon delivery of a notice of termination, this Lease shall be null and void and of no further force and effect, Landlord shall return any security deposit plus all accrued interest to Tenant, and Tenant shall have no further rights, duties or obligations hereunder.

         40. DEFAULT BY LANDLORD. If after thirty (30) days' written notice of default, Landlord shall remain in default in the keeping of the terms, covenants, or conditions contained in Sections 0, 0(a), 0(c), and 0 of this Lease to be kept by and/or performed by Landlord, Tenant may immediately terminate this Lease by written notice to Landlord. Tenant may, at its option, pay or perform such obligations of Landlord hereunder to which default has been declared, and withhold the amount or value of such payment or performance from any rent due Landlord hereunder.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date hereof.

         LANDLORD:                        TECHNICAL BUILDING COMPANY



                                          By: /s/ Gebhard Buggel
                                              -------------------------------
                                              Gebhard Buggel, Managing Agent


         TENANT:                          AMERICAN COIN MERCHANDISING, INC.



                                          By: /s/ Jerome M. Lapin
                                              -------------------------------
                                              Jerome M. Lapin, President